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                                                                    EXHIBIT 99.1


                  RIVER ROCK ENTERTAINMENT AUTHORITY ANNOUNCES
               DEPARTMENT OF ALCOHOLIC BEVERAGE CONTROL DECISION

         Geyserville, CA. September 2, 2005 - The River Rock Entertainment Authority (the "Authority"), the operator of the River Rock Casino in Sonoma County, California, today announced that on August 25, 2005, the California Department of Alcoholic Beverage Control ("ABC") reversed its earlier determination that an alcohol license could not be issued to the River Rock Casino (the "Casino"). The denial was based solely on its finding that a technical building code violation would occur if alcohol were served on the premises. A lawful certificate of occupancy for the Casino had been issued that deemed the premises suitable for serving alcohol, but the ABC disregarded the certificate. Instead, it chose to rely on a report by the State Fire Marshall in which he opined that the building official had mistakenly interpreted the building code in issuing the occupancy certificate. The Dry Creek Rancheria Band of Pomo Indians (the "Tribe") challenged that report in an administrative proceeding.

         Following a two-day hearing in May, 2005, the administrative law judge found that the building official had not misapplied the code, that the certificate of occupancy had been properly issued, and that the certificate of occupancy should not have been disregarded by the ABC. The judge recommended that the ABC reverse itself and grant the alcohol license, subject to the outcome of any protests that had been filed by local residents. A hearing on those protests had been delayed pending the outcome of the hearing on the building code issue. The ABC had earlier rejected the objections of the protestors, but they have a right to a hearing on their protests.

         The ABC has agreed to adopt the judge's decision and to issue an alcohol license for the Casino, subject to a favorable disposition of the protests. Unless appealed, the decision of the ABC to issue the license will become effective on October 11, 2005, but the license will not transfer until the protests have been heard by an administrative law judge and a decision favorable to the Tribe on the protests has been issued.

         The dates for hearing the protests have not yet been set. As a result of the evidence and arguments presented by the protestors, the ABC could determine that an alcohol license should not be issued to the Casino, or could limit the scope of any license that it determines should be issued.

RIVER ROCK ENTERTAINMENT AUTHORITY

We are a Tribal governmental instrumentality of the Dry Creek Rancheria Band of Pomo Indians (the "Tribe"), a federally recognized self-governing Indian tribe. The Tribe has 768 enrolled members and approximately 75-acre reservation in Sonoma County, California. We own and operate the River Rock Casino, a 68,000 square foot facility which is on the reservation and overlooks the scenic Alexander Valley, 75 miles north of San Francisco. River Rock Casino features 35,500 square feet of gaming space containing 1,600 slot and video poker machines, as well as two full-service restaurants.

FORWARD-LOOKING STATEMENTS

This release contains certain "forward-looking statements" within the meaning of the Unites States Private Securities Litigation Reform Act of 1995. Whenever you read a statement that is not simply a statement of historical fact (such as when we describe what we "believe," "expect" or "anticipate will occur and other similar statements), you must remember that our expectations may not be correct, even though we believe they are reasonable. We do not guarantee that the transactions and events described in this press release will happen as described (or that they will happen at all). You should read this press release completely and with the understanding that actual future results may be materially different from what we expect. We will not update these forward-looking statements, even though our situation will change in the future.


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Whether actual results will conform to our expectations and predictions is subject to a number or risks and uncertainties, including:

     o    Our financial performance

     o    Our dependence on a single gaming site

     o Our levels of leverage and ability to meet our debt service and other obligations

     o    General local, domestic and global economic conditions

     o Changes in federal or state tax laws or regulations, including the Compact

     o Maintenance of licenses required under gaming laws and regulations and construction permits and approvals required under applicable laws and regulations; and

     o    Development of new competitive gaming properties.


Contact:
Douglas Searle, Chief Executive Officer
River Rock Entertainment Authority
(707) 857-2702